                                                                  EXHIBIT 99 (2)

                         McDERMOTT INTERNATIONAL, INC.
                              ADDITIONAL EXHIBITS
                      SUPPLEMENTARY FINANCIAL INFORMATION
           PREPARED IN ACCORDANCE WITH AND SOLELY FOR THE PURPOSE OF
            COMPLYING WITH CERTAIN PANAMANIAN SECURITIES REGULATIONS

                                                      F.Y.E.
                                                     3/31/97
                                                  --------------
                                                   (Unaudited)
                                                  (In thousands)
                   ARTICLE 29

RULE #9 - INVESTMENTS IN SUBSIDIARIES AND OTHER
 INVESTEES AT EQUITY
     Head Office (Parent Company)                  $ 1,102,496
     Subsidiaries and Affiliates                             -
     Eliminations/Other                             (1,041,479)
                                                   -----------
         McDERMOTT INTERNATIONAL, INC.             $    61,017
                                                   ===========

RULE #25C - PARENT COMPANY ACCOUNTS AND NOTES
 PAYABLE TO SUBSIDIARIES
     Head Office (Parent Company)                  $   813,804
     Eliminations/Other                               (813,804)
                                                   -----------
         McDERMOTT INTERNATIONAL, INC.             $         -
                                                   ===========

                   ARTICLE 30
                   ----------
(c)-OPERATING EXPENSES BY SEGMENT
     Power Generation Systems and Equipment        $ 1,595,462
     Marine Construction Services                    1,668,384
     Eliminations                                      (17,305)
                                                   -----------
         McDERMOTT INTERNATIONAL, INC.             $ 3,246,541
                                                   ===========

RULE #40 - OPERATING REVENUES
     Head Office (Parent Company)                  $         -
     Subsidiaries and Affiliates                     3,146,559
     Eliminations/Other                                  4,291
                                                   -----------
         McDERMOTT INTERNATIONAL, INC.             $ 3,150,850
                                                   ===========

RULE #41 - OPERATING EXPENSES
     Head Office (Parent Company)                  $    20,117
     Subsidiaries and Affiliates                     3,269,565
     Eliminations/Other                                  4,315
                                                   -----------
         McDERMOTT INTERNATIONAL, INC.             $ 3,293,997
                                                   ===========
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
                                                      F.Y.E.
                                                     3/31/97
                                                  --------------
                                                   (Unaudited)
                                                  (In thousands)
                   ARTICLE 30 - Continued
RULE #43 - DIVIDENDS RECEIVED
     Head Office (Parent Company)
      from Subsidiaries and Affiliates              $ 17,200
     Subsidiaries and Affiliates
      from Other Corporations                         13,324
     Eliminations/Other                              (17,200)
                                                    --------
         McDERMOTT INTERNATIONAL, INC.              $ 13,324
                                                    ========

RULE #44 - INTEREST INCOME
     Head Office (Parent Company):
      from Subsidiaries and Affiliates              $  6,657
      from Other Corporations                             72
     Subsidiaries and Affiliates
      from Other Corporations                         46,670
     Eliminations                                     (6,657)
                                                    --------
         McDERMOTT INTERNATIONAL, INC.              $ 46,742
                                                    ========

RULE #46 - OTHER MISCELLANEOUS REVENUES
     Foreign Currency Transaction Gains - Net          3,628
     Bank Fees and Discounts on Sale
      of Receivables                                  (4,737)
     Other Items - Net                               (18,423)
                                                    --------
         McDERMOTT INTERNATIONAL, INC.              $(19,532)
                                                    ========

RULE #51 - INVESTMENTS IN UNCONSOLIDATED AFFILIATES AT EQUITY

                                                   (Unaudited)
                                                  (In thousands)

     Balance at 3/31/96                             $129,658
     Additional Investments                           13,030
     Equity Income                                    (4,098)
     Transfer of investment to cost method           (46,694)
     Dividends Received                              (13,324)
     Other Changes                                   (17,555)
                                                    --------
     Balance at 3/31/97                             $ 61,017
                                                    ========

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